June 26, 2006

Bell Boyd & Lloyd LLC

Three First National Plaza

Suite 3300

Chicago, Illinois 60602

Re:	Nuveen Global Government Enhanced Income Fund

As special Massachusetts counsel for Nuveen Global Government Enhanced Income Fund (the “Registrant”), we consent to the incorporation by reference of our opinion filed with Pre-effective Amendment No. 1 to the Registrant’s registration statement on Form N-2 on May 26, 2006.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

BINGHAM McCUTCHEN LLP